Exhibit 99.1

Tianli Agritech Reports Third Quarter
2011 Results

Revenue Increases 65% to $9.2 million
Net Income Increases 33% to a record $2.9 million

WUHAN CITY, CHINA--(PR Newswire – 11/14/11) - Tianli Agritech, Inc. (NASDAQ:OINK - News), a leading producer of breeder and market hogs headquartered in Wuhan City, China, today announced its financial results for the quarter and nine month period ended September 30, 2011.

Third Quarter Highlights:

•	Revenue increased 65% year-over-year to $9.2 million due to higher selling prices and unit sales of breeder hogs and market hogs
•	Market hog sales increased 88%, driven by a 58% increase in average price per hog
•	Retail sales contributed $1.1 million of revenues in initial quarter of operations
•	Cash flows from operations were $5.6 million for the first nine months of 2011

Summarized Third Quarter 2011 Results
	Q3 2011	Q3 2010	Increase
Sales	$9.2 million	$5.5 million	65%
Gross Profit	$3.9 million	$2.4 million	58%
Selling, General and Administrative Expenses	$0.9 million	$0.4 million	145%
Net Income	$2.9 million	$2.2 million	33%
EPS*	$0.29	$0.23	26%
*EPS calculations are based on the results of the weighted average calculation method of the 10,135,000 shares outstanding during Q3 2011 and 9,733,696 shares outstanding during Q3 2010, reflecting the effect of the Company’s July 2010 IPO.

Tianli's Chairwoman and CEO, Ms. Hanying Li, stated, "Our strong third quarter results were driven by robust underlying demand for pork in China. Despite a shift toward market hogs this quarter, our sales and margins benefited from higher pricing. As we ramp capacity at our 10th farm, we expect continued growth in units and pricing for the remainder of 2011 and added revenue contributions from our AnPuluo Foods retail program.”

Sales by Products
 (Dollar Figures Rounded – Percentages based on Actual Results)

	Q3 2011		Q3 2010
Products	No. of Hogs Sold	Sales Revenues	No. of Hogs Sold	Sales Revenues
Breeder Hogs	7,169	$2.5 million	9,977	$2.6 million
Market Hogs	18,350	$5.6 million	15,443	$3.0 million
Total	25,519	$8.1 million	25,420	$5.5 million

Revenue for the third quarter of 2011 increased $3.7 million, or 65%, to $9.2 million from the prior year. The Company sold a total of 25,519 hogs, up slightly from 25,420 hogs sold in the comparable period in 2010.  Sales of breeder hogs fell 2% to $2.5 million as hog farmers delayed breeder hog purchases to capitalize on the increasing price of pork in China which, according to the National Bureau of Statistics, had increased 43.5% in September 2011while the average price per breeder hog increased only 35% to $348 per hog.   As a result, market hog sales surged 88% to $5.6 million. The number of market hogs sold increased by 2,907 head to 18,350 head while the average price per hog increased a record 58% year-over-year to $305 due to high market demand.

Through their cooperation with An Puluo Food, Tianli’s retail segment generated $1.1 million in sales after its initial launch in the third quarter of 2011.   Tianli provides and co-brands hog meat cuts, packaged and sold in refrigerated food cases in over 30 major retailers in great Wuhan.

Gross profit in the third quarter of 2011 was $3.9 million, up 58% over the same period last year. Gross margin was approximately 42% and 44% for the third quarter of 2011 and 2010, respectively.  The slight decrease in margin was due to higher feed costs and the revenue and gross profit contribution from its lower margin retail business, which commenced operations in the third quarter of 2011.

Selling, general and administrative expenses were $0.9 million in the third quarter of 2011, an increase of approximately $0.5 million. Approximately $0.2 million of the increase was related to higher public company expenses and $0.3 million related to the Company’s retail business and marketing costs not present in the year ago period.

Net income for the three months ended September 30, 2011 was approximately $2.9 million, up 33% from $2.2 million last year. Earnings per fully diluted share were $0.29 compared to $0.23 the previous year.   Share counts were 10.1 million and 9.7 million in the third quarter of 2011 and 2011, respectively.

First nine months 2011 Results

Summarized First nine months 2011 Results
	YTD 2011	YTD 2010	Increase (Decrease)
Sales	$22.7 million	$15.5 million	47%
Gross Profit	$9.5 million	$6.7 million	43%
Selling, General and Administrative Expenses	$2.3 million	$0.8 million	190%
Net Income	$7.3 million	$6.0 million	21%
EPS*	$0.72	$0.69	4%
*EPS calculations are based on results from the weighted average method of the 10,128,382 shares outstanding during YTD 2011 and 8,667,125 shares outstanding during YTD 2010, reflecting the effect of the Company’s July 2010 IPO.

Net sales increased 47% to $22.7 million during the nine months ended September 30, 2011. Tianli sold 76,128 hogs at an average sales price of $285 per hog, an increase of 5% and 34%, respectively. Breeder hog sales increased 24% to $7.7 million, accounting for 34% of total sales in the first nine months of 2011. Market hog sales were $13.9 million, up 50% from $9.3 million in the first nine months of 2010.

Gross profit increased $2.8 million to $9.5 million. Gross margin percentages were 42% and 43% for the first nine months of 2011 and 2010, respectively.

Selling, general and administrative expenses were $2.3 million compared to $0.8 million in the prior year. The Company incurred $0.2 million of non-cash stock compensation expenses, $0.6 million public company expenses and $0.1 million of bad debt provisions in the first nine months of 2011. Operating income was $7.2 million, up 23% from the first nine months of 2010.

Net income and earnings per share was $7.3 million and $0.72 in the nine months ended September 30, 2011 and 2010, respectively, compared to $6.0 million and $0.69 in the previous nine month periods.

Financial Position

As of September 30, 2011, the Company had $7.5 million in cash, compared to $8.0 million as of December 31, 2010. The Company generated $5.6 million of cash from operations in the first nine months of 2011. Working capital as of September 30, 2011 was $13.0 million, including $8.8 million of inventories and $1.1 million of loan to An Puluo Food which should be collected within 12 months. Inventories increased to support the launch of its retail business in the third quarter of 2011.

Tianli invested approximately $9.7 million in capital expenditures and breeding stock during the first nine months of 2011 to facilitate its continued growth.

Earnings Conference Call

To attend the call, please use the information below for either dial-in access or webcast access. When prompted on dial-in, ask for "Tianli Agritech Third Quarter 2011 Conference Call”.

Conference Call
Date:	Tuesday, November 15, 2011
Time:	9:00 am Eastern Time, US
Conference Line Dial-In (U.S.):	+1-877-317-6776
International Dial-In:	+1-412-317-6776
Conference ID:	Tianli Agritech Third Quarter 2011 Conference Call
Webcast link:	http://webcast.mz-ir.com/publico.aspx?codplataforma=3351

Please dial in at least 10 minutes before the call to ensure timely participation. A playback will be available through November 23, 2011. To listen, please call +1-877-344-7529 within the United States or +1-412-317-0088 if calling internationally. Utilize the pass code 10006692 for the replay.

This call is being webcast by MZ Technologies and can be accessed by clicking on the following link: http://webcast.mz-ir.com/publico.aspx?codplataforma=3351.

About Tianli Agritech, Inc.
Tianli Agritech, Inc. is in the business of breeding, raising and selling breeder and market hogs in China and the development of a retail channel for its pork products including high-value, black hog meat. The Company is focused on growing high quality hogs for sale for breeding and meat purposes. The Company conducts genetic, breeding and nutrition research to steadily improve its production capabilities.

Forward-Looking Statements
This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts.  These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Company – US
Tianli Agritech, Inc.
Mr. Simon Guo
Vice President and US Representative
Phone: +1-347-343-0580
Email: simon@tianli-china.com
Web: http://www.tianli-china.com

Company – CHINA
Tianli Agritech, Inc.
Mr. Kuni Qiao
Executive Assistant
Phone: 86-151-0113-7061
Email: executiveassistant01@tianli-china.com
Web: http://www.tianli-china.com Investor Relations

Investor Relations
Mr. John Mattio
MZ Group, SVP
Phone: (212) 730-7130
Email: john.mattio@hcinternational.net
Web: http://www.mz-ir.com

TIANLI AGRITECH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(AMOUNTS EXPRESSED IN US DOLLARS)

	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$7,534,515	$7,983,793
Accounts receivable	802,736	-
Inventories	8,797,547	4,819,805
Advances	95,736	1,036,765
Acquisition deposits	-	530,303
Prepaid expenses	214,925	83,832
Loan to An Puluo	1,101,512	-
Other receivables	213,246	330,744
Total Current Assets	18,760,217	14,785,242
Plant and equipment, net	16,992,145	13,354,379
Deposits for purchase of equipment	157,359	-
Construction advance	-	272,727
Construction in progress	1,233,269	-
Biological assets, net	4,498,193	3,440,253
Long-term prepaid expenses	1,815,619	-
Land use rights, net	1,534,968	742,954
Total Assets	$44,991,770	$32,595,555

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term loans	$3,902,500	$728,266
Accounts payable and accrued liabilities	535,744	136,536
Due to An Puluo	759,034	-
Deposits received	395,018	-
Acquisition payables	-	921,212
Due to related party	122,968	-
Total Liabilities	5,715,264	1,786,014

Stockholders’ Equity:
Common stock ($0.001 par value, 50,000,000 shares authorized, 10,135,000 and 10,125,000 shares issued and outstanding on September 30, 2011 and December 31, 2010)	10,135	10,125
Additional paid in capital	13,514,933	13,445,712
Statutory surplus reserves	2,320,091	1,510,423
Retained earnings	21,056,487	14,605,162
Accumulated other comprehensive income	2,374,860	1,238,119
Total Stockholders’ Equity	39,276,506	30,809,541
Total Liabilities and Stockholders’ Equity	$44,991,770	$32,595,555

TIANLI AGRITECH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(AMOUNTS EXPRESSED IN US DOLLARS)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue	$9,169,325	$5,544,643	$22,746,720	$15,462,902
Cost of goods sold	5,302,383	3,095,571	13,198,826	8,764,143
Gross profit	3,866,942	2,449,072	9,547,894	6,698,759

General and administrative expenses	612,006	336,455	1,992,963	755,722
Selling expenses	251,580	15,419	313,890	40,184
Income from operations	3,003,356	2,097,198	7,241,041	5,902,853

Other income (expense):
Interest expenses and bank charges	(77,334)	(15,488)	(186,307)	(44,711)
Subsidy income	9,142	132,035	222,409	132,035
Other income (expense)	9,209	(757)	(16,150)	8,344
Total other income (expense)	(58,983)	115,790	19,952	95,668

Income before income taxes	2,944,373	2,212,988	7,260,993	5,998,521
Income taxes	-	-	-	-
Net income	$2,944,373	$2,212,988	$7,260,993	$5,998,521

Basic and diluted weighted average shares	10,135,000	9,733,696	10,128,382	8,667,125
Basic and diluted earnings per share	$0.29	$0.23	$0.72	$0.69

Comprehensive income:
Net income	$2,944,373	$2,212,988	$7,260,993	$5,998,521
Unrealized foreign currency translation adjustment	675,322	350,735	1,136,741	417,956
Comprehensive income	$3,619,695	$2,563,723	$8,397,734	$6,416,477

TIANLI AGRITECH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(AMOUNTS EXPRESSED IN US DOLLARS)

(Unaudited)

	For the Nine Months Ended September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,260,993	$5,998,521
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,641,170	758,181
Gain on disposal of biological assets	(209,502)	-
Provision for doubtful accounts	112,640	-
Impairment on inventories	-	101,010
Stock-based compensation	237,926	-
Changes in operating assets and liabilities:
Accounts receivable	(800,332)	-
Inventories	(3,717,789)	(190,178)
Advances	(30,332)	(21,667)
Prepaid expenses	(130,548)	-
Other receivables	71,187	(53,652)
Due to An Puluo	742,376	-
Accounts payable and accrued liabilities	63,886	(192,243)
Deposits received	386,349	-
Net cash provided by operating activities	5,628,024	6,399,972

CASH FLOWS FROM INVESTING ACTIVITIES
Advance to An Puluo	(1,077,337)	(400,000)
Purchase of plant and equipment	(4,828,899)	(4,369,845)
Deposits for purchase of equipment	(153,905)	-
Addition to construction in progress	(1,206,203)	-
Purchase of biological assets	(1,678,342)	(2,246,493)
Proceeds from disposal of biological assets	134,156	-
Payments for long-term prepaid expenses	(87,398)	-
Purchase of intangible assets	(780,135)	-
Net cash used in investing activities	(9,678,063)	(7,016,338)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from initial public offering	-	10,592,344
Offering expense of initial public offering	-	(1,180,784)
Due to related party	-	26,715
Proceeds from short-term loans	3,078,107	-
Net cash provided by financing activities	3,078,107	9,438,275

NET (DECREASE) INCREASE IN CASH	(971,932)	8,821,909
EFFECT OF EXCHANGE RATE CHANGES ON CASH	522,654	75,319
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	7,983,793	2,022,295
CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,534,515	$10,919,523

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Interest expense paid	$117,332	$18,310
Income tax paid	$-	$-